UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2014, Pandora (the “Company”) announced that Delida Costin has tendered her resignation from the Company. She will step down as General Counsel, effective July 31, 2014, but is expected to remain with the Company in an advisory role through September 30, 2014 as further set forth in the transition agreement filed herewith (the “Transition Agreement”).  The Transition Agreement also provides that, upon her departure, Ms. Costin will receive separation benefits in accord with those set forth in the Company’s executive severance and change in control policy, subject to her signing a release, and that the post-termination exercise period for certain of her stock options will be extended from 30 to 90 days after her departure date. Her resignation is not due to a dispute or disagreement with the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description

10.1	Transition Agreement with Delida Costin, dated June 23, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: June 24, 2014	By:	/s/ Michael S. Herring
Michael S. Herring
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement with Delida Costin, dated June 23, 2014